UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2012

FXCM Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34986	27-3268672

(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

55 Water Street, Floor 50, New York, NY, 10041

(Address of Principal Executive Offices) (Zip Code)

(646) 432-2986

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On June 25, 2012, FXCM Inc., a Delaware corporation (the “Company”), filed a Current Report on Form 8-K in connection with its acquisition of a controlling interest in Lucid Markets Trading Limited (“LMT” or “Lucid”). The Company is now amending that Form 8-K in order to include the historical audited consolidated financial statements required by Item 9.01(a) of Form 8-K and the pro forma financial information required by Item 9.01(b) of Form 8-K.

Item 9.01           Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

The audited consolidated balance sheets of Lucid Markets UK LLP and its subsidiary as of December 31, 2011 and 2010 and the related consolidated profit and loss accounts and the consolidated cash flow statements for each of the three periods ended December 31, 2011, 2010 and 2009, which are attached hereto as Exhibit 99.1, are incorporated herein by reference.

(b)	Pro forma financial information

The unaudited pro forma consolidated statements of operations for the year ended December 31, 2011 and for the six months ended June 30, 2012 relating to the acquisition of Lucid, which are attached hereto as Exhibit 99.2, are incorporated herein by reference

(c)	Exhibits

Exhibit No.	Description

23.1	Consent of PricewaterhouseCoopers LLP

99.1	Audited consolidated balance sheets of Lucid Markets UK LLP and its subsidiary as of December 31, 2011 and 2010 and the related consolidated profit and loss accounts and the consolidated cash flow statements for each of the three periods ended December 31, 2011, 2010 and 2009

99.2	Unaudited pro forma consolidated statements of operations for the year ended December 31, 2011 and for the six months ended June 30, 2012 relating to the acquisition of Lucid

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FXCM INC.
By:	/s/Robert Lande
	Name:	Robert Lande
	Title:	Chief Financial Officer

Date: August 30, 2012

EXHIBIT INDEX

Exhibit No.	Description

23.1	Consent of PricewaterhouseCoopers

99.1	Audited consolidated balance sheets of Lucid Markets UK LLP and its subsidiary as of December 31, 2011 and 2010 and the related consolidated profit and loss accounts and the consolidated cash flow statements for each of the three periods ended December 31, 2011, 2010 and 2009

99.2	Unaudited pro forma consolidated statements of operations for the year ended December 31, 2011 and for the six months ended June 30, 2012 relating to the acquisition of Lucid